Exhibit 99.1

Contact:           Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Software Reports Second Quarter Results
Revenues Increase 10% from Prior Year

MELVILLE, N.Y., July 28, 2009—FalconStor Software, Inc. (NASDAQ: FALC), the provider of TOTALLY Open™ data protection solutions, today announced financial results for its second quarter ended June 30, 2009.

Revenues for the second quarter of 2009 increased 10% to $24.5 million, compared with $22.2 million for the same period a year ago.  GAAP income from operations for the quarter was $0.3 million, compared with $0.8 million in the second quarter of 2008.  GAAP net income for the quarter was $1.3 million, or $0.03 per diluted share, compared with $0.8 million, or $0.02 per diluted share, in the second quarter of 2008.  Stock-based compensation expense was $2.3 million in the second quarter of 2009 and $2.6 million in the second quarter of 2008. The income tax provision for the second quarter of 2009 included a benefit of $0.9 million related to research and development tax credits.

Non-GAAP income from operations was $2.6 million in the second quarter of 2009, compared with $3.4 million in the second quarter of 2008.  Non-GAAP net income was $2.9 million, or $0.06 per diluted share, in the second quarter of 2009, compared with $2.5 million, or $0.05 per diluted share, in the second quarter of 2008. Non-GAAP results exclude the effects of stock-based compensation expense net of the related income taxes.

For the six months ended June 30, 2009, revenues increased to $45.5 million, compared with $44.0 million for the same period a year ago.  GAAP loss from operations for the six month period was $0.6 million compared with income from operations of $2.5 million in 2008.  GAAP net income was $0.4 million, or $0.01 per diluted share for the six months ended June 30, 2009, compared with $2.1 million, or $0.04 per diluted share, in the same period a year ago.  For the first six months of 2009, the income tax provision included a benefit of $0.9 million related to research and development tax credits. Stock-based compensation expense was $4.5 million in 2009 and $5.0 million in 2008.

Non-GAAP income from operations was $3.9 million for the six months ended June 30, 2009, compared with $7.5 million in 2008.  Non-GAAP net income was $3.5 million, or $0.08 per diluted share, compared with $5.4 million, or $0.11 per diluted share in the same period a year ago. Non-GAAP results exclude the effects of stock-based compensation expense net of the related income taxes.

The Company closed the quarter with $38.1 million in cash, cash equivalents and marketable securities.  Deferred revenue at the end of the quarter was $21.3 million.

For the year ending December 31, 2009, the Company still anticipates:

•	Revenues to be in the range of $96 million to $100 million
•	Non-GAAP net income to be between $0.18 and $0.21 per diluted share, which excludes stock-based compensation, net of income taxes.

"We are pleased with the performance of our business from operational, financial and strategic perspectives,” said ReiJane Huai, chairman and CEO of FalconStor Software. "Our ongoing investment in R&D and our pro-active expansion of field sales and support capacity enable our channel partners to deliver TOTALLY Open storage virtualization, continuous data protection, and deduplication solutions with compelling business advantages. Our continued growth should encourage more industry partners to leverage our state-of-the-art software to enhance their network storage solutions supported by our global support infrastructure."

The Company will host a conference call on Tuesday, July 28, 2009, at 4:30 p.m. ET, to discuss the results. To participate in the conference call, please dial:

Toll Free: 1-877-941-1468
International: +1-480-629-9676

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

  https://falconstor.webex.com/falconstor/j.php?ED=124472822&RG=1&UID

Meeting: FalconStor Q2 2009 Earnings
Meeting password: q2numbers
Meeting Number: 480 986 146

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning June 28 at 6:30 p.m. ET through 11:59 p.m. ET on July 31.  To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4116983, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance.  In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results.  We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making.  For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor
FalconStor Software, Inc. (NASDAQ: FALC) is the market leader in disk-based data protection.  FalconStor delivers proven, comprehensive data protection solutions that facilitate the continuous availability of business-critical data with speed, integrity, and simplicity.  The Company’s TOTALLY Open™ technology solutions, built upon the award-winning IPStor® platform, include the industry leading Virtual Tape Library (VTL) with deduplication, Continuous Data Protector (CDP), File-interface Deduplication System (FDS), and Network Storage Server (NSS), each enabled with WAN-optimized replication for disaster recovery and remote office protection. FalconStor products are available from major OEMs and solution providers including 3Com, Acer, COPAN Systems, Data Direct Networks, Dynamic Solutions International, EMC, IBM, Pillar Data Systems, Spectra Logic, and Sun and are deployed by thousands of customers worldwide, from small businesses to Fortune 1000 enterprises.

FalconStor is headquartered in Melville, N.Y., with offices throughout Europe and the Asia Pacific region.  For more information, visit www.falconstor.com or call 1-866-NOW-FALC (1-866-669-3252).

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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the storage and networking industries; competition in the network storage software market; the potential failure of FalconStor’s OEM partners to introduce or to market products incorporating FalconStor’s products; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, and IPStor are registered trademarks, and TOTALLY Open is a trademark of FalconStor Software, Inc. in the US and other countries.  All other company and product names contained herein may be trademarks of their respective holders.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,091,660	$22,364,235
Marketable securities	20,862,530	19,279,010
Accounts receivable, net	30,169,559	25,015,848
Prepaid expenses and other current assets	2,197,109	2,468,632
Deferred tax assets, net	4,755,235	4,296,297

Total current assets	74,076,093	73,424,022

Property and equipment, net	7,619,173	7,963,019
Long-term marketable securities	1,158,716	1,166,945
Deferred tax assets, net	6,636,595	5,739,195
Other assets, net	3,296,590	2,544,545
Goodwill	4,150,339	4,150,339
Other intangible assets, net	1,062,913	1,375,695

Total assets	$98,000,419	$96,363,760

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,402,857	$738,140
Accrued expenses	6,890,096	8,288,732
Deferred revenue, net	15,902,921	16,068,370

Total current liabilities	24,195,874	25,095,242

Other long-term liabilities	511,362	199,323
Deferred revenue, net	5,384,511	5,992,843

Total liabilities	30,091,747	31,287,408

Commitments and Contingencies

Total stockholders' equity	67,908,672	65,076,352

Total liabilities and stockholders' equity	$98,000,419	$96,363,760

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenues:
Software license revenue	$17,081,060	$15,018,364	$30,731,122	$30,337,283
Maintenance revenue	6,264,992	5,521,881	12,353,776	10,636,128
Software services and other revenue	1,122,568	1,686,701	2,404,807	3,060,195
	24,468,620	22,226,946	45,489,705	44,033,606

Operating expenses:
Amortization of purchase and capitalized software	180,277	38,869	358,496	77,738
Cost of maintenance, software services and other revenue	3,774,590	3,546,535	7,402,414	6,822,154
Software development costs	6,747,540	6,234,097	13,055,752	12,112,882
Selling and marketing	11,119,725	9,554,539	20,631,293	18,513,290
General and administrative	2,387,038	2,085,530	4,607,497	3,986,751
	24,209,170	21,459,570	46,055,452	41,512,815
Operating income (loss)	259,450	767,376	(565,747)	2,520,791

Interest and other income (loss)	232,708	423,443	(220,705)	982,704

Income (loss) before income taxes	492,158	1,190,819	(786,452)	3,503,495

(Benefit) provision for income taxes	(774,556)	397,608	(1,202,205)	1,376,527

Net income	$1,266,714	$793,211	$415,753	$2,126,968

Basic net income per share	$0.03	$0.02	$0.01	$0.04

Diluted net income per share	$0.03	$0.02	$0.01	$0.04

Weighted average basic shares outstanding	44,662,246	48,066,451	44,817,599	48,828,229
Weighted average diluted shares outstanding	45,886,221	50,249,824	45,651,066	50,970,034

FalconStor Software, Inc. and Subsidiaries
Non-GAAP Operating Data
GAAP Reconciliation
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

GAAP income (loss) from operations	$259,450	$767,376	$(565,747)	$2,520,791
Add: non-cash stock option expense (1)	2,315,643	2,633,701	4,470,757	4,973,347
Non-GAAP income from operations	2,575,093	3,401,077	3,905,010	7,494,138

GAAP net income	$1,266,714	$793,211	$415,753	$2,126,968
Add: non-cash stock option expense, net of income taxes (2)	1,583,943	1,722,392	3,038,412	3,264,240
Non-GAAP net income	2,850,657	2,515,603	3,454,165	5,391,208

GAAP operating margins	1%	3%	(1%)	6%
Add: non-cash stock option expense (1)	9%	12%	10%	11%
Non-GAAP operating margins	11%	15%	9%	17%

GAAP Basic EPS	$0.03	$0.02	$0.01	$0.04
Add: non-cash stock option expense, net of income taxes (2)	0.04	0.04	0.07	0.07
Non-GAAP Basic EPS	0.06	0.05	0.08	0.11

GAAP Diluted EPS	$0.03	$0.02	$0.01	$0.04
Add: non-cash stock option expense, net of income taxes (2)	0.03	0.03	0.07	0.06
Non-GAAP Diluted EPS	0.06	0.05	0.08	0.11

Weighted average basic shares Outstanding (GAAP and as adjusted)	44,662,246	48,066,451	44,817,599	48,828,229
Weighted average diluted shares Outstanding (GAAP and as adjusted)	45,886,221	50,249,824	45,651,066	50,970,034

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Cost of maintenance, software services and other revenue	$393,475	$393,111	$752,154	$673,709
Software development costs	809,015	907,994	1,481,762	1,757,591
Selling and marketing	803,154	1,037,779	1,693,472	2,032,729
General and administrative	309,999	294,817	543,369	509,318

Total non-cash stock-based compensation expense	$2,315,643	$2,633,701	$4,470,757	$4,973,347

(2)	Represents the effects of non-cash stock option expense recognized for GAAP purposes under FAS 123R for the three and six months ended June 30, 2009 and 2008, net of related income tax effects.